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PANETH, HABER & ZIMMERMAN LLP
CERTIFIED PUBLIC ACCOUNTANTS
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                                                 Email bstocker@paneth.com

NUMBER OF PAGES:         1        DATE: 4/7/99
              (INCLUDING THIS ONE)

TO:          Michael DiGiovanna
COMPANY:     Parker, Duryee, Rosoff & Haft
FAX NUMBER:  (212) 972-9478
FROM:        William Stocker

RE:          Kaleidoscope Media Group, Inc.
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The following is a reportable event (under Regulation S-B Item
304(a)1(iv)(B)(/)) that we think belongs in the 8K re our dismissal as KMG's auditors:

During 1997, subsequent to their completion of their audit of the December 31, 1996 consolidated financial statements, Paneth, Haber and Zimmerman LLP ("PHZ") reported to the Company that "[t]he financial and accounting personnel have only limited experience with overall financial reporting, particularly SEC reporting. As a result, their knowledge and experience regarding such matters as disclosure requirements, financial statement presentation, accounting for income taxes, revenue recognition principles and the application of specialized accounting pronouncements, although having been expanded by the experience of this year's filing, is limited. This results in a significant risk that material errors in the financial statements could occur and not be detected by the staff". This condition did not exist as of the completion of the audit of the December 31, 1997 financial statements. Neither Board of Directors nor any committee thereof discussed this matter with PHZ.

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